CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-272984 on Form S-3 and Registration Statement No. 333-257628 on Form S-8 of our reports dated February 9, 2024, relating to the financial statements of Centrus Energy Corp. and its subsidiaries (the Company) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023. /s/ DELOITTE & TOUCHE LLP McLean, Virginia February 9, 2024